Exhibit 99.2

1 Fourth Quarter 2010 Earnings Call February 25, 2011

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release. Forward Looking Statements 2

First Quarter 2011 Earnings Opening Comments CEO First Impressions Corporate Initiatives Industry Highlights Financial Information First Quarter Results Financial Structure 2011 Outlook Q&A Closing Comments Rick Dauch President & CEO Jim Woodward Senior Vice President & Chief Financial Officer Rick Dauch Jim Woodward Rick Dauch 3

4 Strong balance sheet and cash position Capable leadership team; moving quickly to address staffing gaps in Operations & Engineering Adequate capacity in place to support NA market recovery: Increasing aluminum wheel machining capacity by 3Q11 Addressing operational issues at Gunite plants Developing a plan to strengthen: Product engineering capability Manufacturing capacity / capability over the next 6-18 months Further analysis required on: “Core” vs. “non-core” assets Global expansion of wheels business CEO First Impressions

Opportunities Quarter Highlights Continued positive economic indicators and freight volumes Manufacturing growth is resulting in tightening of capacity March 2011 was highest Class 8 net order month since 2006 Increasing momentum in the growth of our core business Completed divestiture of Bostrom Seating Further evaluation of core vs. non-core New aluminum wheel capacity project on track [date] New product introductions Customer awards Capacity available to meet increased industry demand Inadequate historical investment in Gunite operations Slack adjuster campaign Sharp increase in raw material cost (Accuride’s existing mechanisms ensure pass through of increased costs) Concern if industry can ramp up quickly enough to meet demands Industry supply chain uncertainty due to natural disaster in Japan Challenges 5

Source: Cass Freight &Ceridian-UCLA Pulse of Commerce Index March expenditures up 34% year-over-year March shipments up 14% year-over-year Positive freight movement trend continues Increasing Freight & Utilization Diesel fuel consumption increased 3.6% year-over-year in March March was the 16th straight monthly increase 0.8 1 1.2 1.4 1.6 1.8 2 2.2 Jan-08 Apr-08 Jul-08 Oct-08 Jan-09 Apr-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Expenditures Shipments Ceridian-UCLA Pulse of Commerce Index (PCI) 80 90 100 110 Jan-01 Jan-02 an-03  Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 6

More loads needing to be hauled than trucks available Rebounding levels reached 7 loads to 1 truck Current level is approximately 5 loads per 1 truck Source: TransCore, FTR & ACT Freight & Truck Demand Tightening capacity is resulting in increased freight rates Capacity is anticipated to remain tight Increased truckload profitability allows fleets to invest in new equipment 7

Price gap between new and used trucks is shrinking Inventory of good low-mileage trucks decreasing Source: ACT, FTR, Transport Fundamentals & Transport Capital Partners, LLC Used Truck Market Financing is still challenging for some fleets Credit availability is expected to continue to improve Capital is available; lenders are being selective 8

Raw Material Trends 9

Raw Material Recovery Although raw material costs have been increasing in the first quarter of 2011, our existing mechanisms will pass these costs through to our customers. Changes in raw material costs (increases or decreases) are passed through to customers using a three to six month lag. 10

Source: ACT & FTR Heavy Duty Class 8 Build Levels 11

Source: ACT (NA Class 5-7) & FTR (NA Class 4-7) Medium Duty Class 5-7 Build Levels 12

Source: ACT & FTR Trailer Build Levels 13

~32% of North America production has moved to Mexico within the last 10 years Probability 5% 60% 35% Shifting Manufacturing Base 14

Financials 15

Summary Income Statement 16

Net Sales & Adjusted EBITDA 17

Trade Working Capital 18

Customer Receivables - Net 19

Inventories - Net 20

Accounts Payable 21

Net Income To EBITDA Reconciliation 22

Free Cash Flow 23

Net Debt & Liquidity 24

Full Year Guidance Net Sales $925.0 to $975.0 Adjusted EBITDA $110.0 to $120.0 EPS – Diluted $0.38 to $0.52 Depreciation & Amortization $52.0 Capital Expenditures $38.0 Cash Interest Expense $30.0 Excess Pension Contributions $15.0 Trade Working Capital Use of Cash $10.0 Tax Rate for Book 35% Free Cash Flow $17.0 to $32.0 25

Financials Summary Accuride is financially stable and able to invest in our business Accuride has a rock solid foundation and is well positioned to support industry recovery and strategic growth initiatives We are evaluating: “Core” vs. “non-core” assets Global expansion opportunities We are adding to existing team strength in engineering, quality, and operations Accuride continues to invest in the business Aluminum wheel capacity/enhanced finish Gunite capacity Imperial process capability We are driven to maintain technology leadership position Wheels Gunite Imperial CAPEX requirements to upgrade & expand process capability 26

Financials Questions 27